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                                                                    EXHIBIT 10.5

                             BOSTON EDISON COMPANY
                           KEY EXECUTIVE BENEFIT PLAN
                           STANDARD FORM OF AGREEMENT
                          MAY, 1986 WITH MODIFICATIONS

                                   AGREEMENT
                                   ---------

  THIS AGREEMENT is made as of September 1, 1989 between Boston Edison Company (the "Company"), having its principal offices at 800 Boylston Street, Boston, Massachusetts, and Ronald A. Ledgett (the "Employee") residing at Kittery Point, Maine.

                                   WITNESSETH
                                   ----------

  WHEREAS, the Employee is employed by the Company; and

  WHEREAS, the Company has purchased and owns policy no. 8529321 (the "Policy") on the life of the Employee issued by New England Mutual Life Insurance Company (the "Insurance Company"); and

  WHEREAS, the Company and the Employee heretofore have agreed upon a plan for the payment of the premiums and interest due or to become due on the Policy, the disposition of the Policy, the mode of payment of death benefits thereunder, and for supplementary retirement benefits to be paid under certain circumstances, and for the protection of their mutual interest, desire to set forth their agreement in writing;

  NOW, THEREFORE, in consideration of the premises, it is mutually agreed by and between the Company and the Employee as follows:

  1. The Employee agrees that the Company, as long as it is the owner of the Policy, may exercise all rights of ownership with respect to the Policy, except as otherwise hereinafter provided.

  2.   The Company agrees to pay all premiums on the Policy to the earlier of
(a) the date the Policy is fully paid or (b) the date the Employee purchases the Policy under paragraph 5, if he does, in fact, purchase the Policy.

  3. The Company agrees that the proceeds payable under the Policy after the payment of all Policy loans shall be an amount equal to three times the Employee's annual salary at the time of his death or retirement, less $50,000. For purposes of this Agreement, "annual salary" shall mean the annual compensation payable to the Employee by the Company, exclusive of all bonuses and all other forms of additional compensation, but including any amounts elected by the Employee to be contributed to the Boston Edison Company Savings Plan or any non-bonus amounts deferred under any deferred compensation agreement.
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  4.   The Employee and the Company agree that if the Employee dies while an active employee of the Company and has not elected the Supplementary Retirement Benefit under paragraph 6, death benefits will be payable in two (2) parts, as follows:

  (a) The proceeds payable under the Policy referred to in paragraph 3 shall be paid to such beneficiary as shall have been designated by the Employee or the Employee's assignee; and
  (b)  The balance shall be paid to the Company.

  If the Employee dies while an active employee and has elected the Supplemental Retirement Benefit, the benefit will be payable annually for 15 years to the Employee's beneficiary.

  5. The Company agrees that, unless the Employee has elected pursuant to paragraph 6 to receive the Supplementary Retirement Benefit, upon the termination of the Employee's full-time employment with the Company (other than by reason of death), the Company shall, upon the written request delivered to the Company by the Employee, sell the Policy to the Employee or his assignee for an amount equal to the excess of (i) the aggregate cash premiums (including dividends used to purchase additional paid-up insurance on the life of the Employee) paid by the Company under the Policy to the date of such sale over
(ii) the aggregate loans (including any interest outstanding on such loans) against the Policy outstanding on the date of such sale. However, if the Employee is over age 55 when this Agreement is entered into, and has attained the age of 65 upon termination of full-time employment, and does not elect to receive the Supplementary Retirement Benefit, the Company will retain the Policy and provide death benefits to the Employee, under paragraph 3, until the tenth anniversary date of the Policy. At that time the Company will sell the Policy as stated above.

  6. The Company agrees that if the Employee has at least 5 years' service occurring after September 1, 1989, he may elect, at any time prior to his date of termination, to forgo the right to purchase the Policy pursuant to paragraph 5 and instead received upon termination of employment a Supplementary Retirement Benefit, payable annually (without interest) for 15 years to the Employee or his beneficiary, in accordance with the following schedule:

                                                  Percent of Annual Salary
                                                  ------------------------
After 5 years' service                                     16.5%
After 6 years' service                                     19.8%
After 7 years' service                                     23.1%
After 8 years' service                                     26.4%
After 9 years' service                                     29.7%
After 10 years' service                                    33.0%

Both parties agree that if the Employee elects to receive a Supplementary Retirement Benefit, the Company will retain ownership of the Policy and all rights and benefits of the Policy will accrue to the Company.

  7. The Company agrees that if the Employee qualifies for the Supplementary Retirement Benefit under paragraph 6, he may elect to apportion benefits between paragraph 5 and 6 in a manner satisfactory to the Company.

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  8.   The Employee acknowledges that as of the effective date of this Agreement he cedes all coverage greater than $50,000 under the Company's Group Life Insurance Plan (except for the double indemnity coverage). Both parties agree that the Employee will retain $50,000 coverage under the Company's Group Life Insurance Plan so long as he is an active employee and, after retirement, will retain $50,000 coverage, without being subject to the limitations otherwise contained in the normal declining scale of retirees' death benefits, in the Company's Group Life Insurance Plan as it may be in effect from time to time.

  9. The Employee agrees that for purposes of this Agreement he shall be bound by the determination of the Company of (a) whether and for what months the Employee was or was not in the full-time employ of the Company, and (b) what constitutes full-time employment.

  10. The Employee may assign the right to name the beneficiary and any other rights he may have under his portion of the life insurance policy. The Employee's rights to receive benefits under this Agreement are solely those of an unsecured general creditor of the Company. Except as provided in the first sentence of this paragraph, the Employee's rights to benefits under this Agreement may not be assigned or otherwise transferred and are not subject to be taken by the Employee's creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will be of no force and effect.

  11. The Employee agrees that he has no rights to any benefits under this Agreement except under the circumstances described in paragraph 4, 5, and 6.

  12. The Company can amend this agreement from time to time by a written instrument delivered to the Employee. However, no such amendment can reduce the Employee's benefits without his consent.

  13. It is the understanding of both parties that the Employee's benefits under this Agreement, as of the date hereof, will be as shown in Schedule 1 attached hereto.
  IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.


                                           /s/ Ronald A. Ledgett
-------------------------------------      ------------------------------------
               Witness                                    Employee
                                                    BOSTON EDISON COMPANY

                                           By
                                             ----------------------------------

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                                  PRELIMINARY
                                  -----------


Schedule A - Page 1 of 2                                                Age - 51
------------------------                                                --------

                                                              Taxable
                                     Death                    Value of
               Age                Benefit (A)                Insurance
               ---                -----------                ---------
               51                   296,500                   $   418
               52                   296,500                       445
               53                   296,500                       471
               54                   296,500                       498
               55                   296,500                       531

               56                   296,500                       581
               57                   296,500                       640
               58                   296,500                       712
               59                   296,500                       792
               60                   296,500                       878

               61                   296,500                       990
               62                   296,500                     1,115
               63                   296,500                     1,254
               64                   296,500                     1,408
               65                   296,500                     1,586
                                                              -------

                        Total                                 $12,319
                                                              =======

  Note: Asset values include guaranteed value and dividends. Dividends are on the 1989 scale and are not guaranteed. All figures are approximate using age at birthday closest to the policy anniversary date.

  (A)    Three times annual salary, less $50,000.

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Schedule A - Page 2 of 2                                              Age - 51
------------------------                                              --------

Summary of Page 1


                                    Average                    Total
                                     Death                    Taxable
               Age                Benefit (A)                 Income
               ---                -----------                ---------

                5                  $296,500                   $ 2,363

               10                   296,500                     5,966

               15                   296,500                    12,319



                        Results at Age 65
                        -----------------
I.        All contributions stopped at age 65:

II.       Executive's options at age 65:

          A.  Remain insured to age 65 and then receive:
                Fully paid-up life insurance of                        $626,500
                Less loan for corporate contribution                    330,000
                Net death benefit continues at                          296,500
                Annual interest on loan (at 8.00%)                       26,400
                Yearly increasing tax free dividend starting at          13,500
                Yearly increasing cash value starting at (A)             10,000
          B.  Assign all right in the policy to the
              corporation and receive a supplementary retirement benefit of $38,115 for 16 years.
          C. Other flexible options and combinations are available on retirement, i.e. 50% insurance, $148,250 and 50% supplemental pension for 15 years, $19,058.

Note: Asset values include guaranteed values and dividends. Dividends are on the 1989 scale and are not guaranteed.
(A) Cash values are only available after termination of employment and selection of the insurance option.